EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-179831) of First Industrial, L.P. of our report dated February 28, 2013 relating to the consolidated financial statements of First Industrial Pennsylvania, L.P. which appears in the Amendment No. 1 to the Annual Report on Form 10-K of First Industrial L.P. for the year ended December 31, 2011.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

February 28, 2013